Exhibit 99.1

Press	II-VI Incorporated
Release	375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

II-VI INCORPORATED QUANTIFIES FINANCIAL IMPACT OF THAILAND FLOODING;

REVISES SECOND QUARTER AND FISCAL YEAR 2012 OUTLOOK

PITTSBURGH, PA – December 19, 2011 (GLOBE NEWSWIRE) – II-VI Incorporated (Nasdaq:IIVI) today provided an update on the impact of the Thailand flooding and revised guidance for the second fiscal quarter ending December 31, 2011 and the fiscal year ending June 30, 2012.

As the Company originally reported in its October 25, 2011 earnings release, on October 24, 2011, Fabrinet, a company that manufactures certain products for the Company (specifically for the Company’s recently acquired Aegis Lightwave, Inc. subsidiary (Aegis)), and manufactures products for certain of the Company’s customers using II-VI products, reported that flood waters had infiltrated the manufacturing facilities at its Chokchai campus in Pathum Thani, Thailand. Subsequent information released by Fabrinet indicated that production at the Chokchai location will not recommence during the quarter ending December 31, 2011, and likely for significantly longer, and Fabrinet acknowledged that it may never again manufacture at the Chokchai location.

Since then, II-VI has completed its initial assessment of the damages and the impact from the Thailand flooding on its results of operations for the second fiscal quarter ending December 31, 2011 and the fiscal year 2012 full year projected results. The Company has implemented recovery plans for production that was impacted by the Thailand flooding. The Company currently estimates that it will record in its second fiscal quarter ending December 31, 2011 an after-tax impairment charge for Aegis’ damaged machinery, equipment and inventory that were located at the Chokchai location and recovery related expenses totaling between $0.5 million and $1.0 million or approximately $0.01 to $0.02 per share diluted, before the consideration of any insurance recoveries which may be available to the Company. The Company’s revised outlook incorporates the expected loss of revenues on Aegis products, the additional costs required for alternative manufacturing and assessing flood damages, and the write-off of damaged machinery, equipment and inventory.

In addition to the Aegis events, the Company’s Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) tellurium inventory has experienced a significant decline in the market price of that minor metal during the current fiscal quarter believed to be driven by volatility in the global photovoltaic market. If this decline in pricing for tellurium continues until December 31, 2011, it is expected to result in an after-tax write down of PRM’s tellurium inventory of approximately $1.8 million to $2.2 million or approximately $0.03 per share diluted. Revenue and profit forecasts for PRM have been updated and are included in the Company’s revised outlook for the quarter ending December 31, 2011 and the fiscal year ending June 30, 2012.

Outlook

For the second fiscal quarter ending December 31, 2011, the Company currently forecasts revenues to range from $127 million to $129 million and earnings per share to range from $0.17 to $0.19. For the fiscal year ending June 30, 2012, the Company currently expects revenues to range from $550 million to $560 million and earnings per share to range from $1.05 to $1.10.

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II-VI Incorporated

December 19, 2011

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the telecommunications industry.

In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference.

In the Company’s advanced products group (formerly the compound semiconductor group), the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as

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II-VI Incorporated

December 19, 2011

expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	II-VI Incorporated
Craig A. Creaturo, Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com

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